Exhibit 99.1

Filed pursuant to Rule 424(b)(•)

Registration Statement No. 333-128718

Pricing	Supplement No. • Dated •

(To Prospectus dated •, and

Prospectus Supplement dated •)

CUSIP: •

GE Life and Annuity Assurance Company

Secured Medium-Term Notes

Issued Through

Genworth Global Funding Trust • (the “Trust”)

The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by GE Life and Annuity Assurance Company (“GELAAC”) to the Trust, supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made. Effective as of January 1, 2006, all references in this Pricing Supplement to “GE Life and Annuity Assurance Company” or “GELAAC” shall be changed to “Genworth Life and Annuity Insurance Company” or “GLAIC”, respectively.

1. The Notes

Principal Amount:	Agent(s) Discount:

Issue Price:	Original Issue Date:

Net Proceeds to the Trust:	Stated Maturity Date:

Specified Currency:

Interest Payment Dates:

Initial Interest Payment Date:

Regular Record Date: [15 calendar days prior to the Interest Payment Date]

Type of Interest Rate: [ ] Fixed Rate [ ] Floating Rate

Fixed Rate Notes: [ ] Yes [ ] No. If Yes,

Interest Rate:

Floating Rate Notes: [ ] Yes [ ] No. If Yes,

Floating Rate Notes: [ ] Yes [ ] No. If Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes: [ ] Yes [ ] No. If Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Notes: [ ] Yes [ ] No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Floating Rate Commencement Date:

Inverse Floating Rate Notes: [ ] Yes [ ] No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:
[ ] CD Rate	[ ] CMT Rate
[ ] Commercial Paper Rate	[ ] Eleventh District Cost of Funds Rate
[ ] EURIBOR	[ ] Federal Funds Rate
[ ] LIBOR	[ ] Prime Rate
[ ] Treasury Rate

If LIBOR: [ ] LIBOR Reuters [ ] LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: [ ] Weekly Average [ ] Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any;

Calculation Agent, if any: [JPMorgan Chase Bank, N.A.]

Exchange Rate Agent, if any:

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes: [ ] Yes [ ] No. If Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Notes: [ ] Yes [ ] No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions: [ ] Yes [ ] No. If Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption: [ ] In whole only and not in part
[ ] May be in whole or in part
Additional/Other Terms:

Repayment: [ ] Yes [ ] No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment: [ ] In whole only and not in part
[ ] May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing: [ ] Yes [ ] No. If Yes, Name of Exchange:

Authorized Denominations: $[1,000]

Ratings: The Notes issued under the Program are rated AA- by Standard & Poor’s (“S&P”). GELAAC expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Agent(s) Purchasing Notes as Principal: [ ] Yes [ ] No. If Yes,

Agent(s)	Principal Amount

Total:

Agent(s) Acting as Agent:  [    ]  Yes    [    ]  No. If Yes,

Agent(s)	Principal Amount

Total:

Jurisdiction of Organization of the Trust: [Illinois]

Additional/Other Terms, if any:

Special Tax Considerations, if any:

2. The Funding Agreement

Funding Agreement Issuer: GE Life and Annuity Assurance Company

Funding Agreement No.:

Deposit Amount:

Issue Price: •%

Net Deposit Amount:

Effective Date:

Stated Maturity Date:

Specified Currency:

Interest Payment Dates:

Initial Interest Payment Date:

Type of Interest Rate: [ ] Fixed Rate [ ] Floating Rate

Fixed Rate Funding Agreement: [ ] Yes [ ] No. If Yes,

Interest Rate:

Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,

Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Interest Rate:
Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Fixed Rate/Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):
Floating Rate Commencement Date:

Inverse Floating Rate Funding Agreement: [ ] Yes [ ] No. If Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es). Check all that apply:

[ ] CD Rate	[ ] CMT Rate
[ ] Commercial Paper Rate	[ ] Eleventh District Cost of Funds Rate
[ ] EURIBOR	[ ] Federal Funds Rate
[ ] LIBOR	[ ] Prime Rate
[ ] Treasury Rate

If LIBOR: [ ] LIBOR Reuters [ ] LIBOR Moneyline Telerate
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052: [ ] Weekly Average [ ] Monthly Average
Designated CMT Maturity Index:

Index Maturity:

Spread (+/-):

Spread Multiplier:

Interest Reset Date(s):

Interest Rate Determination Date(s):

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation of Interest:

Day Count Convention:

Amortizing Funding Agreement: [ ] Yes [ ] No. If Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Funding Agreement: [ ] Yes [ ] No. If Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions: [ ] Yes [ ] No. If Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption: [ ] In whole only and not in part
[ ] May be in whole or in part
Additional/Other Terms:

Repayment: [ ] Yes [ ] No. If Yes,
Repayment Date(s):
Repayment Price:
Repayment: [ ] In whole only and not in part
[ ] May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA- by S&P.
GELAAC expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms, if any:

Special Tax Considerations, if any: